Fourth Quarter 2008 Supplemental Financial Report Windsor at Battlefield Manassas, VA

Index to Supplemental Information Page Company Information 2 Highlights 3 Reconciliation of EBITDA to Net Income 4 Financial Measures 5 Net Operating Income (NOI) Same-Property Analysis 6 Consolidated Balance Sheets 7 Total Market Capitalization and Selected Ratios 8 Outstanding Debt 9 Debt Maturity Schedule 11 Debt Covenants 12 Portfolio Summary 13 Occupancy Summary 14 Net Asset Value Analysis 15 Top Thirty Tenants 16 Portfolio Analysis 17 Market Concentration 18 Leasing Analysis 19 Lease Expirations 20 Lease Expirations — Current and Next Five Quarters 21 Portfolio by Size 22 Land and Properties Available for Development or Redevelopment 23 Maryland Region 24 Maryland Region — Lease Expirations 25 Northern Virginia Region 26 Northern Virginia Region — Lease Expirations 27 Southern Virginia Region 28 Southern Virginia Region — Lease Expirations 29 Management Statements on Non-GAAP Supplemental Measures 30 Quarterly Supplemental Disclosure — December 31, 2008 1

Company Information First Potomac Realty Trust is a self-managed, self-administered real estate investment trust that focuses on owning, developing, redeveloping and operating industrial properties and business parks in the Washington, D.C. metropolitan area and other major markets in Virginia and Maryland. The Company's focus is acquiring properties that can benefit from its intensive property management and seeking to reposition these properties to increase their profitability and value. Matters other than historical facts set forth within this Quarterly Supplemental Financial Report are forward-looking statements within the meaning of the federal securities laws. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that could materially affect actual results, performance or achievements. These factors include, without limitation, the ability to enter into new leases or renew leases on favorable terms, the financial condition of tenants, the uncertainties of acquisition activity, the cost and availability of financing, the effects of general and local economic and market conditions, regulatory changes and other risks and uncertainties detailed in the Company's Annual Report on Form 10-K. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events. Note that certain figures are rounded to the nearest thousands throughout the document, which may impact footing and/or crossfooting of totals and subtotals. Maryland Northern Virginia Southern Virginia Property Locations Property Locations

Highlights (unaudited, amounts in thousands, except per share data) 1Excludes gains on debt extinguishment. 2Gross asset value calculation is defined in the Revolving Credit Facility agreement. 3Includes properties in Suburban Maryland and Northern Virginia. 2008 Leasing activity strongest in Company history Minimal debt maturing in the next 2 years Minimal exposure to lease rolls Portfolio is concentrated in Washington D.C Metro area

Reconciliation of EBITDA to Net Income (unaudited, amounts in thousands) (percentages are representative of total revenues)

Financial Measures 1Most non-real estate depreciation is classified in general and administrative expense. 2Represents cash received from space leased to a former owner of a property the Company acquired in September 2008. All cash received from these leases is treated as a reduction in the basis of the property acquired. 3Straight-line rent is net of rent abatement and write-off of uncollectible accounts. 4Does not include first generation costs, which the Company defines as tenant improvement, leasing commissions and capital expenditure costs that were taken into consideration when underwriting the purchase of a property or incurred to bring the property to operating standard for its intended use. See occupancy summary (page 14) for an analysis of leases that have been signed, but not yet commenced. (unaudited, amounts in thousands, except per share data)

Net Operating Income (NOI) Same-Property Analysis (unaudited, amounts in thousands) (1)Same property comparisons are based upon those properties owned for the entirety of the periods presented. Same property results exclude the results of the following non same-properties: Alexandria Corporate Park, Crossways Commerce Center (expansion), Triangle Business Center and River's Park I & II. Also, same property results for the twelve months ended December 31, 2008 and 2007 exclude Ammendale Commerce Center, Annapolis Commerce Park East, John Marshall Highway (Building II), Greenbrier Circle Corporate Center, Greenbrier Technology Center I, Pine Glen and River's Bend Center II. (2)Excludes Interstate Plaza, which was fully vacant as of January 1, 2008, with a portion of the property placed in redevelopment during 2008. Same property NOI including the portion of Interstate Plaza not in redevelopment increased by 1.5% on an accrual basis and decreased by 0.1% on a cash basis for the three months ended December 31, 2008 and increased 0.5% on an accrual basis and remained flat on a cash basis for the twelve months ended December 31, 2008. The Company leased the portion of the property not in redevelopment, with the tenant taking occupancy in January 2009. (3) Non-same property NOI has been adjusted to reflect a normalized management fee percentage in lieu of an administrative overhead allocation for comparative purposes.

Consolidated Balance Sheets (unaudited, amounts in thousands, except per share amounts)

Total Market Capitalization and Selected Ratios MARKET CAPITALIZATION (1)As of December 31, 2008, the Company had entered into interest rate swap agreements that fixed interest rates on $113.0 million of its variable rate. debt, therefore, only $90.5 million, or 13.8%, of the Company's debt is exposed to variable interest rate fluctuations. (unaudited, amounts in thousands)

Outstanding Debt (unaudited, amounts in thousands) (unaudited, amounts in thousands)

Outstanding Debt Continued 1The balance includes the fair value impacts recorded at acquisition upon assumption of the mortgages encumbering these properties. The fair value impacts at December 31, 2008 and actual interest rates are: 2The maturity date on these loans represents the anticipated repayment date of the loans, after which the interest rates on the loans increase. 3During 2008, the Company repurchased $40.0 million of its 4.0% Exchangeable Senior Notes. In January 2009, the Company repurchased an additional $12.0 million of its Exchangeable Senior Notes. 4Represents the weighted average interest rate. 5Borrowings on the $50 million secured term loan bear interest at a rate of LIBOR plus 110 basis points. In January 2008, the Company entered into an interest rate swap agreement that fixed the interest rate on the loan at 2.71%, plus a spread of 0.70% to 1.25% (depending on the Company's overall leverage). The loan, which matures in August 2010, has a one-year extension at the Company's option, which it intends to exercise. 6On August 11, 2008, the Company entered into a $35.0 million secured term loan with KeyBank, N.A., which can be expanded to $70.0 million. The loan, which matures in August 2010, has a one-year extension at the Company's option, which it intends to exercise. In August 2008, the Company entered into an interest rate swap agreement that fixed the interest rate on the initial $35.0 million loan at 5.58%. On December 9, 2008, the Company borrowed an additional $15.0 million under an amendment to the loan agreement, which increased its total commitment to $50.0 million. The transaction increased the base interest rate on the entire loan balance by 0.25% and on the interest rate swap agreement. 7The mortgage loan matures in August 2011 and has two one-year renewal options. Borrowing on the loan bear interest at LIBOR plus 250 basic points. On September 29, 2008, the Company entered into an interest rate swap agreement that fixed the interest rate on the loan at 5.97% for its initial three-year term. On December 12, 2008, the Company entered into a joint venture with an affiliate of AEW Capital Management, L.P. ("AEW") to own Rivers Park I & II. The joint venture is owned 25% by the Company and 75% by AEW. As a result of lease guarantees and its continuing involvement, the Company consolidates the joint venture and its respective operating results within its financial statements. The cash contributed to the joint venture by AEW is reflected in the liability section of the Company's balance sheet under "Financing Obligation." This amount was recorded based on AEW's initial investment and is adjusted to reflect AEW's share of earnings in the joint venture or any distributions received by AEW. The earnings from the joint venture attributable to AEW are recorded as interest expense on the Company's statements of operations. 8As of December 31, 2008, the borrowing base for the Company's unsecured revolving credit facility included the following properties: 13129 Airpark Road, Virginia Center, Aquia Commerce Center II, Airpark Place, Gateway West II, Crossways II, Reston Business Campus, Cavalier Industrial Park, Gateway Centre (Building II), Enterprise Parkway, Diamond Hill Distribution Center, Linden Business Center (Building I), 1000 Lucas Way, River's Bend Center, Crossways I, Sterling Park Business Center, Sterling Park Land, 1408 Stephanie Way, Davis Drive, Gateway 270, Gateway II, Greenbrier Circle Corporate Center, Greenbrier Technology Center I, Pine Glen, Ammendale Commerce Center, River's Bend Center II, Park Central (Building V), Hanover AB, Herndon Corporate Center, Deer Park, 6900 English Muffin Way, Gateway West, 4451 Georgia Pacific, 20270 Goldenrod Lane, 7561 Lindbergh Drive, Old Courthouse Square, Patrick Center, West Park, Woodlands Business Center and 15 Worman's Mill Court. The loan, which matures in April 2010, has a one-year extension at the Company's option, which it intends to exercise. 9During 2008, the Company paid approximately $4.5 million in principal payments, which included $0.8 million related to mortgage debt that was repaid in 2008. (unaudited, amounts in thousands)

Debt Maturity Schedule Debt Maturity Schedule 1The unsecured debt also supports debt of $37.5 million maturing in 2013 and $37.5 million maturing in 2016. 2Secured Term Loan I is mezzanine debt that shows an encumbered borrowing base with first mortgage property debt that matures from 2010 through 2021. Annualized NOI is calculated for the Secured Term Loan I as annualized property NOI less first mortgage debt service. (unaudited, amounts in thousands)

Debt Covenants 1Company has one time right to increase indebtedness to 65% for 3 consecutive quarters. 2Covenant applies to Credit Facility only. (unaudited, amounts in thousands) (unaudited, amounts in thousands)

Portfolio Summary Portfolio Summary (unaudited)

Occupancy Summary (unaudited) 1Triple-net equivalent 2Does not include space in development or redevelopment. 3At the end of January 2009, an additional 68,978 square feet were known move-outs: 52,574 square feet scheduled to move out in Q1, 9,316 square feet scheduled to move out in Q2, and 7,088 square feet in Q3.

Net Asset Value Analysis (unaudited, in thousands) 1Represents portion of original purchase under redevelopment. 1Represents portion of original purchase under redevelopment.

Top Thirty Tenants (unaudited) 1Annualized rental revenue is based on triple-net equivalent cash basis rental revenue as of December 31, 2008.

Portfolio Analysis (unaudited) 1Does not include space under redevelopment or completed construction yet to be placed into service. 2Triple-net equivalent; reflects leased, not yet occupied spaces. 3Does not include vacant and core factor space.

Market Concentration (unaudited)

Leasing Analysis (unaudited) 1Includes 158,866 square feet of leases and associated costs for leases signed in 4th quarter for subsequent periods. Of the total, 98,717 square feet will commence in Q1 2009 and 60,149 square feet will commence in Q2 2009. 2Quarter lease comparison based on 11 leases totaling 99,808 square feet. 3Includes first and second generation TI costs.

Lease Expirations (unaudited) 1Triple-net equivalent 2The Company treats leases that expired on the last day of the quarter as leased square footage since the tenant is contractually entitled to the space. Of the 76,728 square feet of leases that expired on 12/31/2008, 41,465 square feet were moved out, 10,320 square feet were renewed and 24,943 square feet were held over.

Lease Expirations - Current and Next Four Quarters (unaudited) 1Triple-net equivalent 2The Company treats leases that expired on the last day of the quarter as leased square footage since the tenant is contractually entitled to the space. Of the 76,728 square feet of leases that expired on 12/31/2008, 41,465 square feet were moved out, 10,320 square feet were renewed and 24,943 square feet were held over.

Portfolio by Size (unaudited) 1Triple-net equivalent

Land and Properties Available for Development or Redevelopment (unaudited, amounts in thousands) 1Redevelopment of existing structures. 222,500 square feet of leasing was placed into service in the fourth quarter of 2007. 347,160 square feet of leasing was placed into service in the third quarter of 2008.

Maryland Region (unaudited) 1I = Industrial 2BP = Business Park 3Triple-net equivalent 4Frederick Industrial Park consists of the following properties: 4451 Georgia Pacific Boulevard, 4612 Navistar Drive and 6900 English Muffin Way. 5Girard Business Park consists of the following properties: Girard Business Center and Girard Place. 6Ammendale Business Park consists of the following properties: Ammendale Commerce Center and Indian Creek Court. 7Occupancy includes seller lease-back. 8Owings Mills Business Park consists of the following properties: Owings Mills Business Center and Owings Mills Commerce Center. 9Does not include space in development or redevelopment.

Maryland Region - Lease Expirations (unaudited) 1Triple-net equivalent 1Triple-net equivalent

Northern Virginia Region (unaudited) 1I = Industrial 2BP = Business Park 3Triple-net equivalent 4Sterling Park Business Center consists of the following properties: 403/405 Glenn Drive, Davis Drive and Sterling Park Business Center. 5Lafayette Business Park consists of the following properties: Enterprise Center and Tech Court. 6Does not include space in development or redevelopment. 6Does not include space in development or redevelopment. 6Does not include space in development or redevelopment. 6Does not include space in development or redevelopment. 6Does not include space in development or redevelopment. 6Does not include space in development or redevelopment. 6Does not include space in development or redevelopment.

Northern Virginia Region - Lease Expirations Northern Virginia Region - Lease Expirations (unaudited) 1Triple-net equivalent

Southern Virginia Region (unaudited) 1I = Industrial 2BP = Business Park 3Triple-net equivalent 4River's Bend Center consists of the following properties: River's Bend Center and River's Bend Center II. 5Chesterfield Business Center consists of the following properties: Airpark Business Center, Chesterfield Business Center and Pine Glen. 6Crossways Commerce Center consists of the following properties: Coast Guard Building, Crossways Commerce Center I, Crossways Commerce Center II, Crossways I, Crossways II, 1434 Crossways Boulevard and 1408 Stephanie Way. 7Greenbrier Business Center consists of the following properties: Greenbrier Technology Center I, Greenbrier Technology Center II and Greenbrier Circle Corporate Center. 8Norfolk Commerce Park consists of the following properties: Norfolk Business Center, Norfolk Commerce Park II and Gateway II. 9Does not include space in development or redevelopment. 9Does not include space in development or redevelopment. 9Does not include space in development or redevelopment. 9Does not include space in development or redevelopment. 9Does not include space in development or redevelopment. 9Does not include space in development or redevelopment. 9Does not include space in development or redevelopment. 9Does not include space in development or redevelopment. 9Does not include space in development or redevelopment. 9Does not include space in development or redevelopment. 9Does not include space in development or redevelopment.

Southern Virginia Region - Lease Expirations (unaudited) 1Triple-net equivalent

Management Statements on Non-GAAP Supplemental Measures Investors and analysts following the real estate industry utilize funds from operations ("FFO"), net operating income ("NOI"), earnings before interest, taxes, depreciation and amortization ("EBITDA") and adjusted funds from operations ("AFFO"), variously defined, as supplemental performance measures. The Company believes FFO, NOI, EBITDA and AFFO are appropriate measures given their wide use by and relevance to investors and analysts. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation/amortization of real estate assets. NOI provides a measure of rental operations and does not factor in depreciation/amortization and non-property specific expenses such as general and administrative expenses. EBITDA provides a further tool to evaluate the ability to incur and service debt and to fund dividends and other cash needs. AFFO provides a further tool to evaluate the ability to fund dividends. In addition, FFO, NOI, EBITDA and AFFO are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value. NOI Management believes that NOI is a useful measure of the Company's property operating performance. The Company defines NOI as operating revenues (rental, tenant reimbursements and other income) less property and related expenses (property expenses, real estate taxes and insurance). Other real estate investment trust ("REITs") may use different methodologies for calculating NOI, and accordingly, the Company's NOI may not be comparable to other REITs. Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, gains and losses from property dispositions, discontinued operations and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact that factors such as occupancy levels, lease structure, lease rates and tenant base have on the Company's results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company's property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of the Company's overall financial performance since it does not reflect general and administrative expenses, interest expense, depreciation and amortization costs, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. SAME-PROPERTY NOI The Company defines same-property NOI as NOI for the Company's properties wholly owned during the entirety of the periods reported. Other REITs may use different methodologies for calculating same-property NOI and, accordingly, the Company's same-property NOI may not be comparable to other REITs. EBITDA Management believes that EBITDA is a useful measure of the Company's operating performance. EBITDA is defined as earnings before interest, taxes, depreciation and amortization. Management considers EBITDA to be an appropriate supplemental performance measure since it represents earnings prior to the impact of depreciation, amortization, gain (loss) from property dispositions and loss on early retirement of debt. This calculation facilitates the review of income from operations without considering the effect of non-cash depreciation and amortization or the cost of debt. FFO Management believes that FFO is a useful measure of the Company's operating performance. The Company computes FFO as defined by the National Association of Real Estate Investment Trusts, or NAREIT, which states FFO should represent net income (loss) before minority interest (computed in accordance with GAAP) plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures and excluding gain on sale of property. Further, other REITs may use different methodologies for calculating FFO and, accordingly, the Company's FFO may not be comparable to other REITs. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding Operating Partnership units for the periods presented. Management considers FFO a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, we believe that FFO provides a more meaningful and accurate indication of our performance. In addition, management believes that FFO provides useful information to the investment community about the Company's financial performance when compared to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs. AFFO Management believes that AFFO is a useful measure of the Company's liquidity. The Company computes AFFO by adding to FFO equity based compensation expense and the non-cash amortization of deferred financing costs and non-real estate depreciation, and then subtracting cash paid for any recurring tenant improvements, leasing commissions, and recurring capital expenditures, and eliminating the net effect of straight-line rents, deferred market rent and debt fair value amortization. First generation costs include tenant improvements, leasing commissions and capital expenditures that were taken into consideration when underwriting the purchase of a property or incurred to bring the property to operating standard for its intended use. The Company also excludes development and redevelopment related expenditures. AFFO provides an additional perspective on the Company's ability to fund cash needs and make distributions to shareholders by adjusting for the effect of these non-cash items included in FFO, as well as recurring capital expenditures and leasing costs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, the Company's AFFO may not be comparable to other REITs.